Exhibit 10.33

Kemet Corporation

2835 Kemet Way

Simpsonville, South Carolina 29681

United States of America

Bologna, 3 April 2009

Dear Sirs,

We have today received your letter dated 3 April 2009, which we have reproduced in its entirety and have signed same by way of our unconditional and irrevocable acceptance thereof.

* * *

UniCredit Corporate Banking S.p.A.

Filiale di Casalecchio di Reno (BO)

Via Guglielmo Marconi n. 34/2

Casalecchio di Reno (BO)

Bologna, 3 April 2009

Dear Sirs,

Re:                                                                            Extension of the credit line granted by UniCredit Corporate Banking S.p.A. to Kemet Corporation on 3 October 2007 (hereinafter also “Letter of Extension”)

Further to our discussions, please find herein below our proposal for the execution of the Letter of Extension of the Credit Line Agreement (as defined below).

WHEREAS

(A)                             with agreement dated 3 October 2007 (the “Credit Line Agreement”), made in Casalecchio di Reno (BO) between UniCredit Corporate Banking S.p.A. (also known as UniCredit Banca d’Impresa S.p.A.) (“UniCredit”) and Kemet Corporation (“Kemet”), UniCredit granted to Kemet a credit line (register code no. 35017902 — account no. 30090427) for a total amount of Euro 47,000,000.00= (the “Credit Line”);

(B)                             according to the Credit line Agreement, the Credit Line is valid until the date of 18 (eighteen) months minus one day from the date of funding by UniCredit and therefore until 9 April 2009;

(C)                            as of today, the outstanding sums due by Kemet to UniCredit under the Credit Line amounts to Euro 35,000,000.00=;

(D)                            with agreement dated 29 September 2008, having the signatures authenticated by Notary Carlo Vico in Bologna, rep. no. 110199/29958, registered in Bologna on 7 October 2008 (with no. 11054 - serie 1T), between UniCredit and Kemet, as amended from time to time (the “Senior Facility Agreement”), UniCredit granted to Kemet a facility for a total amount of Euro 60,000,000.00=;

(E)                             UniCredit and Kemet intend, inter alia, to extend the expiration of the Credit Line under the terms set forth below, without any novation effect (effetto novativo).

UniCredit and Kemet are hereinafter referred to, collectively, as the “Parties”, or, individually, the “Party”.

UniCredit Corporate Banking S.p.A.

Sede Legale e Direzione Generale: Verona, Via Garibaldi 1 – Capitale Sociale € 6.604.173.696.00 –

Iscrizione al Registro delle Imprese di Verona – Codice Fiscale e P. IVA nº 03656170960 – Cod. ABI

03226.8 – Banca iscritta all’Albo delle Banche e appartenente al Gruppo Bancario UniCredito Italiano iscritto all’Albo dei Gruppi Bancari inº 3135.1 – Aderente al Fondo Interbancario di Tutela dei Depositi.

Now therefore, the Parties hereby acknowledge and agree as follows:

1.                                     Recitals and Definitions

1.1                              The recitals form an integral and substantial part of this Letter of Extension.

1.2                              In this Letter of Extension:

“Extension Date” means the date on which the conditions precedent listed under Clause 4 (Conditions Precedent) are satisfied.

2.                                     Extension of the Credit Line

With effect from the Extension Date:

(A)                              the validity of the Credit Line is extended until 1 July 2011 (the “Final Expiration Date”);

(B)                              the interest rate to be paid by Kemet to UniCredit on the amounts disbursed and still outstanding of the Credit Line shall be equal to Euribor 6 (six) months plus a margin of 250 basis points. Kemet shall pay accrued interests on the last day of each interest period. The first interest period will commence on the Extension Date and will end on 1 January 2010 and each of the subsequent interest periods shall have a term of 6 (six) months;

(C)                             the principal outstanding amount of the Credit Line shall be repaid according to the following amortization schedule:

Date	Amount to be repaid
1/01/2010	Euro 2,000,000.00=
01/07/2010	Euro 2,000.000.00=
01/01/2011	Euro 2,000,000.00=
Final Expiration Date (01/07/2011)	Euro 29,000,000.00=

3.                                     Further Undertakings

3.1                              Kemet hereby acknowledges and agrees that, in case the indebtedness of Kemet pursuant to the Senior Facility Agreement is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an Event of Default (“Evento Rilevante” as defined in the Senior Facility Agreement), UniCredit, in addition and without prejudice to any of its rights and remedies pursuant to the Credit Line Agreement, shall be entitled to accelerate the Credit Line Agreement, withdraw from the Credit Line Agreement or declare the Credit Agreement terminated pursuant to the applicable provisions of the Italian Civil Code.

3.2                              Kemet hereby irrevocably waives to request UniCredit, or any companies of the Group of UniCredit, the availability of any factoring credit line.

4.                                     Conditions Precedent

The provisions of Clause 2 (Extension of the Credit Line) shall be binding and effective only if UniCredit has received, in form and substance satisfactory to UniCredit:

(A)                              a legal opinion of a primary law firm operating in the United States of America, as legal advisor to Kemet, in form and substance reasonably satisfactory to UniCredit, as to due incorporation of Kemet and its capacity, power and authority to enter into this Letter of Extension;

(B)                              evidence satisfactory to UniCredit:

(1)                    with reference to the Receivables (“Crediti” as defined in the Senior Facility Agreement) capable of being assigned, of the notification of the Assignment of Receivables (“Cessioni dei Crediti”, as defined in the Senior Facility Agreement) to the European Debtors (“Debitori Europei”, as defined in the Senior Facility Agreement); or

UniCredit Corporate Banking S.p.A.

Sede Legale e Direzione Generale: Verona, Via Garibaldi 1 – Capitale Sociale € 6.604.173.696.00 –

Iscrizione al Registro delle Imprese di Verona – Codice Fiscale e P. IVA nº 03656170960 – Cod. ABI

03226.8 – Banca iscritta all’Albo delle Banche e appartenente al Gruppo Bancario UniCredito Italiano iscritto all’Albo dei Gruppi Bancari inº 3135.1 – Aderente al Fondo Interbancario di Tutela dei Depositi.

(2)                    of the communication of the channelling of the cash flows relating the Receivables (“Crediti” as defined in the Senior Facility Agreement) not capable of being assigned;

pursuant to the Assignment of Receivables (“Cessione di Crediti” as defined in the Senior Facility Agreement).

To this end UniCredit hereby declares that (i) the receipt of sending of the letter of notification of the assignment / of the channelling communication or (ii) the delivery by Kemet (also on behalf of the other Assignors - “Società Cedenti”, as defined in the Senior Facility Agreement) of the notice of assignement / channelling communication duly signed by Kemet or by the relevant Assignors (“Società Cedenti”, as defined in the Senior Facility Agreement) shall constitute evidence of the notification of the Assignment of Receivables (“Cessione di Crediti” as defined in the Senior Facility Agreement) or of the channelling as the case may be;

(C)                             stipulation by Kemet of the amendment agreement to the Senior Facility Agreement with separate deed agreed by the Parties and satisfactory to UniCredit;

as soon as all the above documents, in form and substance satisfactory to UniCredit, are delivered to UniCredit, the latter shall promptly notify Kemet that such conditions precedent indicated above are satisfied.

5.                                     No Novation and Miscellanea

5.1                              The amendments made by means of this Letter of Extension to the Credit Line Agreement are deemed to be incorporated in the Credit Line Agreement.

5.2                              The provisions of the Credit Line Agreement not amended by means of this Letter of Extension shall remain in full force and effect as originally agreed.

5.3                              The Parties hereby expressly acknowledge and agree that the amendments made to the Credit Line Agreement by means of this Letter of Extension constitute ancillary (accessorie) and not substantial (sostanziali) amendments, and shall not novate any of the provisions of the Credit Line Agreement.

5.4                              The Parties hereby acknowledge and agree that each of the provisions of this Letter of Extension has been specifically negotiated.

6.                                     Costs and Expenses

Kemet shall pay all costs and expenses (including legal fees and any taxes or other duties) in connection with this Letter of Extension, provided however that each Party shall pay the legal fees related to their own advisors for the negotiation, execution and conclusion of this Letter of Extension.

7.                                     Applicable Law and Jurisdiction

7.1                              This Letter of Extension is governed by Italian law and shall be interpreted in accordance with Italian law.

7.2                              Any dispute arising with respect to the validity and/or effectiveness and/or the performance of this Letter of Extension shall be submitted to the exclusive jurisdiction of the Courts of Verona, without prejudice to the mandatory provisions set out in the Italian Civil Procedural Code.

7.3                              Clause 7.2 is for the benefit of UniCredit only. As a result, UniCredit shall not be prevented from taking proceedings relating to any dispute arising with respect to the validity and/or effectiveness and/or the performance of this Letter of Extension in any other courts with jurisdiction. To the extent allowed by law, UniCredit may take concurrent proceedings in any number of jurisdictions.

If you agree to the above, please kindly return the same text of this Letter of Extension reproduced in your letterhead and dated, initialled on each page and duly signed by you in sign of your confirmation and unconditional and irrevocable acceptance.

Best regards,

Kemet Corporation

/s/ Michael W. Boone
Name: Michael W. Boone
Title: Vice President and Treasurer

UniCredit Corporate Banking S.p.A.

Sede Legale e Direzione Generale: Verona, Via Garibaldi 1 – Capitale Sociale € 6.604.173.696.00 –

Iscrizione al Registro delle Imprese di Verona – Codice Fiscale e P. IVA nº 03656170960 – Cod. ABI

03226.8 – Banca iscritta all’Albo delle Banche e appartenente al Gruppo Bancario UniCredito Italiano iscritto all’Albo dei Gruppi Bancari inº 3135.1 – Aderente al Fondo Interbancario di Tutela dei Depositi.

As requested, by signing this letter we accept all the terms and conditions of the letter indicated above

* * *

UniCredit Corporate Banking S.p.A.

/s/ DANIELE DI ANSELMO
Name: DANIELE DI ANSELMO
Title: DIRIGENTE RESPONSIBLE
CONDIREZIONE BOLOGNA

/s/ CLAUDIO CHIOSI
QUADRO DIRETTIVO RESP. FIL CASALECCHIO

UniCredit Corporate Banking S.p.A.

Sede Legale e Direzione Generale: Verona, Via Garibaldi 1 – Capitale Sociale € 6.604.173.696.00 –

Iscrizione al Registro delle Imprese di Verona – Codice Fiscale e P. IVA nº 03656170960 – Cod. ABI

03226.8 – Banca iscritta all’Albo delle Banche e appartenente al Gruppo Bancario UniCredito Italiano iscritto all’Albo dei Gruppi Bancari inº 3135.1 – Aderente al Fondo Interbancario di Tutela dei Depositi.